UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 28, 2015

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(214) 486-2000

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the Second Amended and Restated Limited Liability Company Agreement (as amended, the “LLC Agreement”) of Oncor Electric Delivery Company LLC (“Oncor”), Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), an indirect, wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), has the right to designate two directors (each, a “Member Director”) to serve on the Oncor Board of Directors (the “Board”) and to fill any vacancy created as a result of  a Member Director ceasing to serve on the Board.  As previously announced, on January 22, 2015, Jeffrey Liaw, a Member Director, resigned from the Board, creating a vacancy on the Board. On February 28, 2015, Oncor Holdings received written direction from the board of directors of Energy Future Intermediate Holding Company LLC (“EFIH”), the sole member of Oncor Holdings, directing Oncor Holdings to appoint Kneeland Youngblood to the Board to fill the vacancy.  Oncor Holdings appointed Mr. Youngblood to the Board effective March 2, 2015.

Mr. Youngblood, 59, is a founding partner of Pharos Capital Group, a private equity firm that focuses on providing growth and expansion capital to businesses in business services and health care services. During the last five years, Mr. Youngblood served on the boards of Burger King Holdings, Inc., Gap Inc. and Starwood Hotels and Resorts Worldwide, Inc. He is a director of EFH Corp., EFIH and Mallinckrodt public limited company, and a member of the Council on Foreign Relations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ Richard C. Hays
Name:	Richard C. Hays
Title:	Controller

Dated: March 5, 2015